================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): June 20, 2005
                                                          --------------

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                    1-11152                   23-1882087
(State or other jurisdiction     (Commission File Number)        (IRS Employer
        of incorporation)                                    Identification No.)




781 Third Avenue, King of Prussia, PA                              19406-1409
 (Address of Principal Executive Offices)                          (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01. Entry into a Material Definitive Agreement.

       (a) On June 20, 2005, the Company entered into an employment agreement with Bruce Bernstein (the "Employment Agreement"), under which Mr. Bernstein will serve as the Company's General Patent Counsel. Pursuant to the Employment Agreement, Mr. Bernstein reports to the Chief Executive Officer and will receive an annual base salary of $265,000, subject to upward adjustment from time to time ("Base Salary"), together with benefits which are provided to similarly situated employees of the Company (e.g., medical, dental, vision, 410(k), expense reimbursement). Mr. Bernstein will be eligible to participate in the Company's Annual Employee Bonus Plan with an annual target bonus level of 40% of his Base Salary for 2005. Mr. Bernstein will be eligible to receive a LTIP cash bonus and restricted stock unit award pursuant to the Company's Long-Term Compensation Program at an initial program target of 80% of his Base Salary. Additionally, Mr. Bernstein has been awarded 20,000 stock options vesting over three years beginning in June 2005 and a signing bonus of $10,000.

         The Employment Agreement provides that if Mr. Bernstein is terminated without cause or terminates his employment for good reason (as both "cause" and "good reason" are defined in the Employment Agreement), and provided he executes the Company's standard form termination letter, he will be entitled to continue to receive his Base Salary, together with dental and health coverage under COBRA, for a period of twelve months. Should any payment to be made to Mr. Bernstein under the Employment Agreement constitute a payment of nonqualified deferred compensation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code), such payment shall be delayed until the date that is six months after the date of his separation. Further, in the event any amount or benefit payable to Mr. Bernstein under the Employment Agreement or under any other plan, agreement or arrangement applicable to Mr. Bernstein, is subject to an excise tax imposed pursuant to Section 4999 of the Code (relating to "excess parachute payments," as defined in Code Section 280G), Mr. Bernstein will be entitled to receive a cash "gross-up" payment from the Company in an amount sufficient to indemnify him for the amount of any such excise tax on an after-tax basis. Mr. Bernstein is subject to covenants not to compete under the Employment Agreement during the term of employment and for a period of 12 months following separation of service, regardless of the reason.

         A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

         In addition, on June 21, 2005, the Company entered into an Indemnity Agreement with Mr. Bernstein. The Indemnity Agreement is in the form executed by all directors, officers or agents of the Company or the Company's subsidiaries, and provides that in addition to the Company's general obligation to maintain directors' and officers' liability insurance, the Company will, subject to certain conditions, indemnify and defend in whole or in part, such directors, officers or agents of the Company or the Company's subsidiaries in connection with their service to the Company and its subsidiaries.

         The Indemnity Agreement entered into with Mr. Bernstein is substantially identical in all material respects (except as to the parties thereto and the date) to the Indemnity Agreement filed with the Securities and Exchange Commission as Exhibit 10.47 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits

10.1 Employment Agreement by and between InterDigital Communications Corporation and Bruce Bernstein dated June 20, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ R.J. Fagan
                                 -----------------------------------------------
                                 Richard J. Fagan
                                 Chief Financial Officer



Dated:  June 22, 2005

                                  EXHIBIT INDEX


Exhibit No.                                Description
-----------                                -----------

10.1 Employment Agreement by and between InterDigital Communications Corporation and Bruce Bernstein dated June 20, 2005.